Exhibit 99.1

    WORLD WIDE WIRELESS COMMUNICATIONS, INC. Chief Executive Officer Resigns

   OAKLAND, Calif.--(BUSINESS WIRE)--October 9, 2001-- WORLD WIDE WIRELESS COMMUNICATIONS, INC. (OTCBB:WLGS) announced today that Eugene I. Davis has resigned as Chief Executive Officer, as Chairman of the Board, and as a member of the Board of WORLD WIDE WIRELESS COMMUNICATIONS, INC., and from any similar positions in the company's subsidiaries.

   Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control, delays in development and testing of products, and fluctuations in demand for the products and services of the Company.